Exhibit 10.9

FIRST AMENDMENT TO
NAC RE CORP.
1993 STOCK OPTION PLAN

            Pursuant to Section 8 of the NAC Re Corp. 1993 Stock Option Plan (the “Plan”), the Plan is hereby amended as follows, effective as of the effective time of the merger among XL Capital Ltd, Dasher Acquisition Corp., and NAC RE Corp. (the “Effective Time”).

(1)	Effective as of the Effective Time, the sponsor of, issuer and “Company” under the Plan shall be XL Capital Ltd.
.
(2)	Effective as of the Effective time, the name of the Plan shall be changed to the XL Capital Converted 1993 Option Plan.

(3)	Effective as of the Effective Time, Schedule 1 of the Plan, containing the terms of the Plan applicable to eligible officers of NAC Re Corp. in the United Kingdom, shall be amended to change the name of the scheme pursuant to which options are made available consistent with the United Kingdom’s Income and Corporation Taxes Act, 1988, to the “XL Capital Ltd Converted 1993 UK Share Option Scheme (“the Scheme”).

(4)	Effective as of the Effective Time, all outstanding options issued under the Plan or the Scheme (whether intended to be “incentive stock options” (“ISOs”) within the meaning of Section 422A(b) of the Internal Revenue Code of 1986, as amended or options which do not so qualify (’NQSOs”) and stock appreciation rights (“SARs”) (hereinafter, ISOs, NQSOs and SARs shall collectively be referred to as “Options”) shall be converted into Options to purchase XL Capital Ordinary Shares, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) among XL Capital Ltd, Dasher Acquisition Corp., and NAC Re Corp. dated February 15, 1999.

(5)	Effective as of the Effective Time, the “Committee” referred to in Section 3 of the Plan responsible for administration of the Plan and the Scheme shall be the Compensation Committee of the Board of Directors of XL Capital Ltd.

(6)	Effective immediately following the Effective Time, no new grants of Options shall be made under the Plan or under the Scheme.

(7)	Except as set forth above, the terms of the Plan, the Scheme, and of the Options issued under both the Plan and the Scheme shall remain unchanged.

            IN WITNESS WHEREOF, this First Amendment to the 1993 NAC Re Stock Option Plan has been executed this _____ day of June, 1999.

		By:	/s/ Celia R. Brown

		Title:	Secretary

Attest
By:	/s/ Martha G. Bannerma

Title:	Executive Vice President & General Counsel